EXHIBIT 99

FOR IMMEDIATE RELEASE
Contact: Steve Walsh (Investors)
515-345-2515 Lisa Hamilton (Media) 515-345-7589

EMC Insurance Group Inc. Announces
2013 First Quarter Earnings Call
and Access Information

DES MOINES, Iowa (April 9, 2013) – EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) today announced that 2013 first quarter earnings results will be released before the market opens on May 9, 2013. An earnings call will be held at 11:00 a.m. Eastern time on that date to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s 2013 first quarter earnings results, as well as its expectations for the remainder of the year.

Teleconference:
Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through August 7, 2013. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); conference ID no. 412186.

Webcast:
A webcast of the teleconference can be accessed at the Company’s investor relations page at www.emcins.com/ir. The archived webcast will be available until August 7, 2013.

Transcript:
A transcript of the teleconference will be available on the Company’s website soon after the completion of the teleconference.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.